UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 29, 2014

CEVA, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-49842	77-0556376
(Commission File Number)	(I.R.S. Employer Identification No.)

1943 Landing Drive, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

650/417 7900

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 29, 2014, the Compensation Committee of the Board of Directors of CEVA, Inc. approved a 2014 Incentive Plan (the “Ohana 2014 Plan”) for Issachar Ohana, the Company’s Executive Vice President, Worldwide Sales, effective as of January 1, 2014.

In accordance with the Ohana 2014 Plan, which is substantially similar to Mr. Ohana’s 2013 Incentive Plan, his bonus is based on a formula using a specified 2014 annual revenue target multiplied by a specified commission rate. A commission multiplier of 1.0 is applied to the commission rate based on 0% to 100% achievement of the 2014 annual revenue target. A commission multiplier of 1.5 is applied to the commission rate based on the achievement of the 2014 annual revenue target beyond 100%. The 2014 annual revenue target is based on the Company’s internal 2014 budget approved by its Board of Directors. Mr. Ohana’s bonus based on the achievement of the 2014 annual revenue target is capped at $125,000. In addition, Mr. Ohana is eligible to receive an additional quarterly bonus of $5,000 each if specified quarterly revenue targets based on the 2014 annual revenue target are achieved. Furthermore, Mr. Ohana is eligible to receive an additional bonus of $5,000 each time he successfully executes a license agreement with a specified strategic customer that exceeds one million dollars (not including prepaid royalties). The 2014 strategic account bonus is capped at $20,000 if the Company fails to achieve the 2014 annual revenue target but Mr. Ohana would not be subject to any cap if the 2014 annual revenue target is achieved. The commission-based bonus is payable quarterly based on the criteria discussed above and is subject to payroll taxes and tax withholdings.

Due to their strategic significance, the Company believes that the disclosure of the 2014 annual revenue target, quarterly revenue targets, commission rate and information relating to the strategic customer accounts under the Ohana 2014 Plan would cause competitive harm to the Company and therefore are not disclosed.

The foregoing description of the Ohana 2014 Plan is qualified in its entirety by reference to the complete text of the plan which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

10.1	2014 Incentive Plan for Issachar Ohana, EVP Worldwide Sales (portions of this exhibit is redacted).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEVA, INC.

Date: February 4, 2014	By:	/s/ Yaniv Arieli
Yaniv Arieli Chief Financial Officer

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